UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

The ADT Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices, including Zip Code)

(561) 988-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2013, The ADT Corporation (the “Company”) entered into a Master Confirmation and Supplemental Confirmation (the “ASR Agreement”) with Credit Suisse International relating to an accelerated share repurchase program (the “ASR Program”). Pursuant to the terms of the ASR Agreement, the Company will repurchase $600 million of its common stock from Credit Suisse International. The Company will acquire the shares under the share repurchase program previously authorized by the Company’s board of directors, allowing for the repurchase of up to $2 billion of the Company’s outstanding common stock, that was previously announced on November 26, 2012. The Company will fund the accelerated share repurchase using proceeds from its recently concluded debt offering.

Under the terms of the ASR Agreement, the Company will pay Credit Suisse International $600 million on February 4, 2013 and on that date will receive initial deliveries of approximately 10 million shares, representing a substantial majority of the shares expected to be retired over the course of the ASR Agreement. The total number of shares ultimately repurchased under the ASR Agreement will be based on the volume-weighted average share price of the Company’s common stock during the calculation period of the ASR Program, less a discount, and subject to a cap provision that will establish a minimum number of shares repurchased. The accelerated share repurchase is expected to be completed by July 26, 2013, although the completion date may be accelerated at Credit Suisse International’s option after an initial fixed period. The actual number of shares repurchased will be determined at the completion of the ASR Program. The transaction will be accounted for as an equity transaction, with approximately 10 million shares removed from outstanding shares for purposes of calculating weighted average shares outstanding effective February 4, 2013. Any remaining shares repurchased under the program will be reduced from the share count at the completion of the ASR Program.

The ASR Agreement contains the principal terms and provisions governing the ASR Program, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which Credit Suisse International is permitted to make adjustments to valuation periods and other economic terms, the specific circumstances under which the ASR Program may be terminated early, and various acknowledgments, representations and warranties made by the Company and Credit Suisse International to one another. The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ASR Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Confirmation and form of Supplemental Confirmation between The ADT Corporation and Credit Suisse International dated January 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 4, 2013	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
		Name:	N. David Bleisch
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Confirmation and form of Supplemental Confirmation between The ADT Corporation and Credit Suisse International dated January 29, 2013